                                                                   EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT

TV Games, Inc., a Delaware corporation

MegaBingo, Inc., a Delaware corporation

Multimedia Creative Services, Inc. a Delaware corporation

MLS, Inc., a Texas corporation